UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 11, 2007


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)

        1-5721                                             13-2615557
(Commission File Number)                       (IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                     10010
 (Address of Principal Executive Offices)                   (Zip Code)

                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02      Departure of Directors or Principal Officers; Election of
               Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

         (b)      Departure of Principal Officers

         On January 11, 2007, H. E. Scruggs, one of Leucadia National Corporation's (the "Company") named executive officers, as listed in the Company's proxy statement dated April 17, 2006, resigned his position as Vice President of the Company. Mr. Scruggs will continue his employment with the Company until July 2007, when he will embark on a full time, three year mission for the Church of Jesus Christ of Latter Day Saints.

         In connection with Mr. Scruggs' resignation, the Compensation Committee of the Board of Directors of the Company has determined that options to purchase 60,000 common shares of the Company (representing the total of unvested options granted prior to December 2006) held by Mr. Scruggs as of January 11, 2007 be vested immediately. Options granted to Mr. Scruggs on December 11, 2006 have not been accelerated and will be forfeited by him when he leaves the Company.

         (e) The information set forth in response to Item 9.01 (c) is incorporated herein by reference.


Item 9.01.     Financial Statements and Exhibits

         (c)      Exhibits

         10.1     Information Concerning Executive Compensation.










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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2006

                                            LEUCADIA NATIONAL CORPORATION


                                                /s/  Joseph A. Orlando
                                            ----------------------------------
                                            Name:    Joseph A. Orlando
                                            Title:   Vice President and Chief
                                                     Financial Officer





















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     EXHIBIT INDEX

Exhibit No.            Description

10.1                   Information Concerning Executive Compensation.